                   WESTERFED FINANCIAL CORPORATION ANNOUNCES
                    SECOND QUARTER EARNINGS, ASSETS EXCEED
                 $1 BILLION AND CHANGE IN SUBSIDIARY BANK NAME


         Missoula, Montana -- January 21, 1998 -- WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), the holding company for Western Federal Savings Bank of Montana (the "Bank"), announced earnings for the second quarter ended December 31, 1997 of $2.1 million, or $0.37 per share, a per share increase of 15.6% from the $1.4 million, or $0.32 per share for the same period last year. Earnings for the six month period ended December 31, 1997 were $3.9 million, or $0.69 per share as compared to $1.2 million, or $0.28 per share, for the same six month period last year. The earnings for the six month period ended December 31, 1996 included a one time after-tax charge to earnings of $1.4 million, or $0.33 per share, for a special assessment to recapitalize the Federal Deposit Insurance Corporation ("FDIC") Savings Association Insurance Fund ("SAIF"). All per share amounts are diluted earnings per share as calculated under SFAS No. 128.
         The Company also announced it will pay a regular cash dividend of $0.12 per share for the quarter ended December 31, 1997 payable on February 20, 1998 to stockholders of record on February 6, 1998. The regular quarterly cash dividend of $0.12 represents an increase of 4.4% over the prior quarter's regular cash dividend of $0.115 per share. The Company has increased regular cash dividends every quarter since becoming a public company.
         The Company has previously announced a plan to repurchase up to 5.0% of its outstanding shares of common stock in the open market during a twelve month period depending upon market conditions.
         President/Chief Executive Officer Lyle R. Grimes stated, "In February the Company will complete the conversion of its wholly owned subsidiary, Western Federal Savings Bank of Montana and Security Bank Division ("the Bank") to a single, commercial bank oriented, data processing system that will allow the Bank to continue its emphasis on adding commercial banking to its traditional thrift business. The new system will also provide the Bank with Year 2000 compliance in its primary data system. The single data system will allow customers to access their accounts at any of our 36 branches. As a result, in February, the Bank will change its name at all locations to 'Western Security Bank.' The Bank expects to incur significant one-time charges and expenses during the third quarter as these statewide changes are completed and announced with new signs and advertising programs. In Bozeman and Lewistown, operations will be consolidated allowing the sale of one building in each community."
           On December 8, 1997 in Billings, the Rimrock Mall Office was closed and a new office was opened at 2675 King Avenue West. Relocation to the new office will give the Rimrock Mall customers added banking services and four drive-in lanes while providing new banking service to this rapidly growing retail area in South West Billings.
         Grimes further stated, "The Company continues to attain growth in the net loans receivable portfolio which increased to $673.0 million at December 31, 1997 from $630.3 million at June 30, 1997. In addition, the Company's goal of increasing the commercial and consumer loan portfolios is being achieved. The percentage of gross residential real estate loans, consumer loans and commercial and agricultural loans to total gross loans has changed to 59.2%, 23.0% and 17.8% respectively at December 31, 1997 from 63.2%, 20.6% and 16.2%
respectively at June 30, 1997. "
          Total assets increased to $1.0 billion at December 31, 1997 as compared to $955.6 million at June 30, 1997. Total deposits increased to $644.8 million at December 31, 1997 as compared to $630.9 million at June 30, 1997 and total stockholders' equity increased to $107.7 million, or 10.4% of assets from $104.3 million at June 30, 1997.
         Net income increased to $2.1 million for the quarter ended December 31, 1997 from $1.4 million for the same period last year. Net interest income before provision for loan losses for the quarter ended December 31, 1997 increased $3.4 million, or 72.3%, to $8.1 million as compared to $4.7 million over the same period last year. Total non-interest income increased $1.1 million to $2.0 million during the quarter ended December 31, 1997 from $903,000 during the same period last year. Non-interest expenses increased $2.9 million to $6.4 million for the quarter ended December 31, 1997 from $3.5 million for the same period last year. The increases in income and expenses were primarily the result of the acquisition of Security Bancorp in February 1997. Included in the expenses for the quarter ended December 31, 1997 were professional fees and other expenses in excess of $150,000 related to consolidation of the Western Federal and Security Bank operations.
         Net income increased $2.7 million to $3.9 million for the six month period ended December 31, 1997 from $1.2 million for the same period last year. Included in the net income for the six month period ended

December 31, 1996 was a one time after-tax special assessment of $1.4 million to recapitalize the SAIF. Net interest income before provision for loan losses for the six month period ended December 31, 1997 increased $6.7 million to $16.1 million, from $9.4 million for the same period last year. Total non-interest income increased $2.3 million to $4.0 million during the six month period ended December 31, 1997 from $1.7 million during the same period last year. Non-interest expenses increased $4.1 million to $13.3 million for the six month period ended December 31, 1997 from $9.2 million for the same period last year. The increases in income and expenses were primarily the result of the acquisition of Security Bancorp effective March 1, 1997. Included in the expenses for the six month period just ended were professional fees and other expenses in excess of $240,000 related to consolidation of the Western Federal and Security Bank operations.
         Non-performing assets totaled $3.6 million at December 31, 1997, as compared to $2.4 million at June 30, 1997. The $1.2 million increase from June 30, 1997 to December 31, 1997 was due primarily to an increase of $1.0 million in consumer non-performing loan balances. Non-performing assets as a percentage of total assets increased to 0.35% at December 31, 1997 from 0.25% at June 30, 1997. The 0.35% is substantially less than the Bank's peer group average of 0.81% at September 30, 1997, which is the latest available information as reported by the Office of Thrift Supervision. The ratio of allowance for loan losses to non-performing assets was 136.97% at December 31, 1997 as compared to 118.72% at September 30, 1997 and 191.01% at June 30, 1997.
         WesterFed Financial Corporation's only subsidiary, Western Federal Savings Bank of Montana, which is Montana's largest savings bank, operates nineteen Western Federal offices and seventeen Security Bank Division offices in twenty Montana communities.

CONTACT:                   Dale W. Brevik, Senior Vice President/Marketing
                           James A. Salisbury, Treasurer/Chief Financial Officer
                           (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                             (Unaudited)
                                                             December 31,               June 30,
                                                                1997                      1997
                                                            -------------              -----------
                    ASSETS

Cash and due from banks                                     $    22,382                $    16,999
Interest-bearing due from banks                                   6,297                        160
                                                            -----------                -----------
 Cash and cash equivalents                                       28,679                     17,159

Interest-bearing deposits                                           100                      2,000
Investment securities available-for-sale                         88,332                     51,683
Investment securities, at amortized cost
 (estimated market value of $18,241 at
 Dec. 31, 1997 and $27,728 at June 30, 1997)                     18,061                     27,466
Stock in Federal Home Loan Bank, at cost                         12,915                     11,456
Mortgage-backed securities available-for-sale                    31,649                     31,388
Mortgage-backed securities, at amortized
 cost (estimated market value of $114,375 at
 Dec. 31, 1997 and $119,193 at June 30, 1997)                   111,448                    117,781
Loans available-for-sale                                          8,584                      3,700
Loans receivable, net                                           664,426                    626,577
Accrued interest receivable                                       7,775                      6,957
Premises and equipment, net                                      31,551                     29,291
Core deposit intangible                                           4,914                      5,276
Goodwill                                                         15,274                     15,562
Cash surrender value of life insurance
 policies                                                         6,546                      6,120
Other assets                                                      4,842                      3,223
                                                            -----------                -----------
       Total assets                                         $ 1,035,096                $   955,639
                                                            ===========                ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Deposits                                                   $   644,807                $   630,869
 Repurchase agreements                                            7,670                      7,786
 Borrowed funds                                                 254,482                    191,450
 Advances from borrowers for taxes
    and insurance                                                 3,569                      3,753
 Income taxes                                                     3,573                      3,504
 Accrued interest payable                                         4,165                      3,593
 Accrued expenses and other liabilities                           9,145                     10,425
                                                            -----------                -----------
       Total liabilities                                        927,411                    851,380
                                                            -----------                -----------
Stockholders' Equity:
 Preferred stock, $.01 par value,
    5,000,000 shares authorized;
    none outstanding                                               --                         --
 Common stock, $.01 par value,
    10,000,000 shares authorized;
    5,577,052 shares outstanding at
    Dec. 31, 1997 and 5,564,904 shares
    outstanding at June 30, 1997                                     56                         56
 Additional paid-in capital                                      68,530                     67,941
 Common stock acquired by ESOP/RRP                               (2,650)                    (2,936)
 Treasury stock, at cost                                         (3,461)                    (3,081)
 Net unrealized gain (loss) on securities
    available-for-sale                                              247                        (35)
 Retained earnings, substantially restricted                     44,963                     42,314
                                                            -----------                -----------
      Total stockholders' equity                                107,685                    104,259
                                                            -----------                -----------
      Total liabilities and stockholders'
         equity                                             $ 1,035,096                $   955,639
                                                            ===========                ===========

      Book value per share                                  $     19.31                $     18.74
                                                            ===========                ===========
      Book value per share - tangible                       $     15.69                $     14.99
                                                            ===========                ===========

CONSOLIDATED STATEMENTS OF INCOME
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                           (Unaudited)                                     (Unaudited)
                                                       Three Months Ended                               Six Months Ended
                                                          December 31,                                     December 31,
                                                1997                     1996                     1997                     1996
                                             ----------               ----------               ----------               ----------
Interest Income:
 Loans receivable                            $   14,211               $    7,834               $   28,018               $   15,544
 Mortgage-backed securities
  available-for-sale                                540                      668                    1,119                    1,396
 Mortgage-backed securities                       1,950                    1,001                    3,940                    2,038
 Investment securities
  available-for-sale                              1,203                      757                    2,421                    1,448
 Investment securities                              612                       61                    1,127                      214
 Interest-bearing deposits                          167                      261                      310                      489
 Other                                               81                       46                      158                       92
                                             ----------               ----------               ----------               ----------
  Total interest income                          18,764                   10,628                   37,093                   21,221
                                             ----------               ----------               ----------               ----------
Interest expense:
 NOW and money market
  demand                                            847                      367                    1,664                      749
 Savings                                            671                      465                    1,361                      939
 Certificates of deposit                          5,468                    2,994                   10,859                    6,003
 Advances from FHLB-Seattle
  and other borrowed funds                        3,665                    2,079                    7,099                    4,164
                                             ----------               ----------               ----------               ----------
  Total interest expense                         10,651                    5,905                   20,983                   11,855
                                             ----------               ----------               ----------               ----------
  Net interest income                             8,113                    4,723                   16,110                    9,366
 Provision for loan losses                          256                       27                      420                       42
                                             ----------               ----------               ----------               ----------
  Net interest income
   after provision for
   loan losses                                    7,857                    4,696                   15,690                    9,324
                                             ----------               ----------               ----------               ----------
Non-interest income:
 Loan origination fees                              476                       98                    1,004                      223
 Service fees                                     1,161                      565                    2,286                    1,131
 Net gain on sale of loans
  and securities available-
  for-sale                                          267                      205                      489                      314
 Other                                               91                       35                      179                       70
                                             ----------               ----------               ----------               ----------
  Total non-interest
   income                                         1,995                      903                    3,958                    1,738
                                             ----------               ----------               ----------               ----------
Non-interest expenses:
 Compensation and employee
  benefits                                        2,978                    1,706                    6,448                    3,593
 Net occupancy expense
  of premises                                       532                      256                    1,064                      478
 Equipment and furnishings
  expense                                           381                      173                      770                      364
 Data processing expense                            396                      168                      776                      333
 Federal insurance premium                           90                      155                      180                      366
 SAIF special assessment                             --                       --                       --                    2,297
 Intangibles amortization                           331                       --                      662                       --
 Marketing and advertising                          106                      196                      362                      232
 Other                                            1,601                      797                    3,006                    1,519
                                             ----------               ----------               ----------               ----------
 Total non-interest expense                       6,415                    3,451                   13,268                    9,182
                                             ----------               ----------               ----------               ----------
 Income before income taxes                       3,437                    2,148                    6,380                    1,880

Income taxes                                      1,339                      796                    2,473                      707
                                             ----------               ----------               ----------               ----------
 Net income (loss)(1)                        $    2,098               $    1,352               $    3,907               $    1,173
                                             ==========               ==========               ==========               ==========
Net income per share
 Basic                                       $     0.39               $     0.33               $     0.73               $     0.29
                                             ==========               ==========               ==========               ==========
 Diluted                                     $     0.37               $     0.32               $     0.69               $     0.28
                                             ==========               ==========               ==========               ==========
Dividends per share                          $    0.120               $    0.100               $    0.235               $    0.195
                                             ==========               ==========               ==========               ==========
Dividend payout ratio before
 SAIF assessment - diluted                       32.43%                   31.25%                   34.06%                   32.50%
                                             ==========               ==========               ==========               ==========
Average common and common
 equivalent shares outstanding:
 Basic                                        5,337,769                4,108,137                5,326,303                4,094,760
                                             ==========               ==========               ==========               ==========
 Diluted                                      5,635,991                4,289,160                5,625,636                4,252,499
                                             ==========               ==========               ==========               ==========

(1) The six months ended December 31, 1996 includes approximately $1,414, or $0.33 per share diluted, special SAIF assessment net of tax at 38.5%.

Selected Financial Ratios and Other Data:

                                                         (Unaudited)                        (Unaudited)
                                                      Three Months Ended                  Six Months Ended
                                                         December 31,                       December 31,
                                                  ------------------------           -------------------------
                                                   1997              1996              1997              1996
                                                  ------            ------            ------            ------
Performance Ratios:
  Return on assets (ratio of
   net income to average total
   assets)(1)                                      0.83%             0.95%             0.78%             0.41%
  Return on assets before SAIF
   special assessment(1)                           0.83              0.95              0.78              0.91
  Return on equity (ratio of
   net income to average
   equity)(1)                                      7.81              6.83              7.33              2.97
  Return on equity before SAIF
   special assessment(1)                           7.81              6.83              7.33              6.47

  Interest rate spread information:
     Average during period                         3.22              2.88              3.23              2.85
     End of period                                 3.14              2.65              3.14              2.65
  Net interest margin(1)(2)                        3.48              3.50              3.49              3.47
  Ratio of non-interest expense
   to avg. total assets(1)                         2.52              2.44              2.64              3.24
  Ratio of non-interest expense
   without SAIF special assessment
   to average assets(1)                            2.52              2.44              2.64              2.42

Asset Quality Ratios:
  Non-performing assets to total
   assets, at end of period                        0.35              0.25              0.35              0.25
  Total allowance for loan losses
   to total non-performing
   assets(3)                                     136.97            139.93            136.97            139.93

Capital Ratios:
  Stockholders' equity to total
   assets, at end of period                       10.40             14.11             10.40             14.11
  Tangible stockholders' equity
   to tangible assets, at end
   of period                                      10.40             14.11             10.40             14.11
  Average equity to average
   assets                                         10.56             13.96             10.60             13.94
  Ratio of average interest-earning
   assets to average interest-
   bearing liabilities                           105.67            114.37            105.85            114.10
--------------------------------------------------------------------------------------------------------------

(1) Annualized
(2) Net interest income divided by average interest-earning assets
(3) Includes non-performing and foreclosed assets